UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 19, 2008

Modtech Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-25161 (Commission File Number)	33-0825386 (IRS Employer Identification No.)

2830 Barrett Avenue, Perris, CA (Address of Principal Executive Offices)	92571 (Zip Code)

(951) 943-4014
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On May 19, 2008, Modtech Holdings, Inc. (“Modtech”) entered into an amendment to its March 10, 2008 Subscription Agreement with the original subscribers. The amendment provides that, in accordance with NASDAQ Marketplace Rules, the subscribers may not convert the shares of preferred stock issued to them pursuant to the Subscription Agreement into shares of common stock that in the aggregate exceed 19.99% of the company’s common stock outstanding on March 10, 2008 without shareholder approval. Modtech has agreed to seek shareholder approval to remove this conversion cap. The amendment also provides that the preferred shares issued to the subscribers will vote on an as-converted basis at their conversion price on the date of issuance, excluding any dividends that may subsequently accrue or be paid.

ITEM 5.03 Amendment to Articles of Incorporation or Bylaws: Change in Fiscal Year

On May 22, 2008, Modtech filed a Second Amended and Restated Certificate of Designation with the Delaware Secretary of State. The restated certificate provides the voting rights described in Item 1.01 above. Previously, dividends on the preferred shares were not excluded from voting.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Second Amended and Restated Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Modtech Holdings, Inc.

Date: May 23, 2008	By:	/s/ Kenneth S. Cragun
Kenneth S. Cragun Chief Financial Officer